EXHIBIT 10.4

TOTAL SYSTEM SERVICES, INC.

SENIOR EXECUTIVE PERFORMANCE SHARE AGREEMENT (2013-2015)

Total System Services, Inc. (“Company”) confirms that on March 29, 2013, the Compensation Committee of the Board of Directors of the Company approved, effective April 1, 2013 (the “Grant Date”), the award of the opportunity to receive Performance Shares with an initial economic value equal to the product of (a) your base salary on the Grant Date multiplied by (b) 50% of your LTIP multiplier as determined by the Committee prior to the Grant Date (such initial economic value being the “2013-2015 Performance Opportunity”), subject to adjustment based on specified performance measures for the period 2013-2015. The 2013-2015 Performance Opportunity will be converted into Performance Shares pursuant to the provisions of Section 1 below, with one-half of the 2013-2015 Performance Opportunity converted pursuant to Section 1(d) and the other half converted pursuant to Section 1(e). The Performance Shares that you receive in connection with this 2013-2015 Performance Opportunity, if any, are subject to the terms and conditions of this Performance Share Agreement (this “Agreement”) and the Total System Services, Inc. 2012 Omnibus Plan (the “Plan”). Any other capitalized word used in this Agreement and not defined in this Agreement, including each form of that word, is defined in the Plan.

1. Standard Performance Terms.

(a) In General. The terms of this Section 1 shall be referred to as the “Standard Performance Terms” and will apply to your Performance Shares except in so far as Sections 2 (Change of Employment Status) or 3 (Change of Control) apply.

(b) Performance Period. The number of Performance Shares you receive in connection with the 2013-2015 Performance Opportunity will be determined on the basis of the Company’s performance during the performance period beginning on January 1, 2013 and ending on December 31, 2015 (the “Performance Period”).

(c) Initial Performance Shares. The 2013-2015 Performance Opportunity initially will equal a number of Performance Shares determined by dividing the 2013-2015 Performance Opportunity by the closing price of the Company’s Shares on the New York Stock Exchange on the Grant Date (your “Initial Performance Shares”).

(d) Performance Goals Based on Revenue Growth. The Committee will set the performance goals for one-half of your Initial Performance Shares based on the compounded annual growth rate of the Company’s revenue before reimbursables (as shown on the Company’s financial statement) for the Performance Period, subject to adjustment as provided in Section 1(f) (the “Revenue Growth”). Within 90 days after the beginning of the Performance Period, the Committee will establish a target Revenue Growth, as well as minimum and maximum threshold levels of Revenue Growth.

After the end of the Performance Period, the Committee will certify the Revenue Growth and the number of Performance Shares payable based on the Company’s performance against the pre-established target, minimum and maximum threshold levels of Revenue Growth as set forth in this Section 1(d).

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If the Revenue Growth equals the target for the Performance Period, then the number of Performance Shares payable will equal 100% of your Initial Performance Shares that are subject to this Section 1(d);

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If the Revenue Growth equals the minimum threshold for the Performance Period, then the number of Performance Shares payable will equal 50% of your Initial Performance Shares that are subject to this Section 1(d);

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If the Revenue Growth equals or exceeds the maximum threshold for the Performance Period, then the number of Performance Shares payable will equal 200% of your Initial Performance Shares that are subject to this Section 1(d);

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If the Revenue Growth falls between the minimum threshold and the target for the Performance Period, or between the target and the maximum threshold for the Performance Period, then the percentage of your Initial Performance Shares that are subject to this Section 1(d) and the number of Performance Shares that are payable will be mathematically interpolated; and

•	If the Revenue Growth is less than the minimum threshold for the Performance Period, then none of your Initial Performance Shares that are subject to this Section 1(d) will be payable.

(e) Performance Goals Based on Income Growth. The Committee will set the performance goals for the other half of your Initial Performance Shares based on the compounded annual growth rate of the Company’s income from continuing operations (as shown on the Company’s financial statement) for the Performance Period, subject to adjustment as provided in Section 1(f) (the “Income Growth”). Within 90 days after the beginning of the Performance Period, the Committee will establish a target Income Growth, as well as minimum and maximum threshold levels of Income Growth.

After the end of the Performance Period, the Committee will certify the Income Growth and the number of Performance Shares payable based on the Company’s performance against the pre-established target, minimum and maximum threshold levels of Income Growth as follows:

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If the Income Growth equals the target for the Performance Period, then the number of Performance Shares payable will equal 100% of your Initial Performance Shares that are subject to this Section 1(e);

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If the Income Growth equals the minimum threshold for the Performance Period, then the number of Performance Shares payable will equal 50% of your Initial Performance Shares that are subject to this Section 1(e);

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If the Income Growth equals or exceeds the maximum threshold for the Performance Period, then the number of Performance Shares payable will equal 200% of your Initial Performance Shares that are subject to this Section 1(e);

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If the Income Growth falls between the minimum threshold and the target for the Performance Period, or between the target and the maximum threshold for the Performance Period, then the percentage of your Initial Performance Shares that are subject to this Section 1(e) and the number of Performance Shares that are payable will be mathematically interpolated; and

•	If the Income Growth is less than the minimum threshold for the Performance Period, then none of your Initial Performance Shares that are subject to this Section 1(e) will be payable.

(f) Adjustments. In determining the Revenue Growth and Income Growth, the Committee will (i) exclude the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (ii) exclude the effect of differences in currency rates compared to management’s operating plan (constant currency); (iii) exclude foreign currency exchange gains or losses included in non-operating income; and (iv) exclude the effect of extraordinary non-recurring items as described in ASC 225 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for 2015.

2. Change of Employment Status. Except as otherwise provided in this Section 2 or Section 3, you must remain employed with the Company, its Affiliate or its Subsidiary through the Performance Period in order to fully vest in your Performance Shares. For purposes of this Section 2, your transfer between the Company and its Affiliate or Subsidiary, or among Affiliates and Subsidiaries, will not be a termination of employment. In the event of a Change of Control, any applicable terms of Section 3 (Change of Control) will supersede the terms of this Section 2.

(a) Long-Term Disability or Death. If your employment with the Company, its Affiliate or its Subsidiary terminates during the Performance Period due to (i) your long-term disability (determined on the basis of your qualification for long-term disability benefits under a plan or arrangement offered by the Company, its Affiliate or its Subsidiary) or (ii) your death, the number of Performance Shares that you, or your beneficiary, will be entitled to receive will equal the product of the number of your Initial Performance Shares multiplied by the ratio of the number of days you were employed during the Performance Period to the total number of days in the Performance Period.

(b) Retirement. If you retire from the Company, its Affiliate or its Subsidiary on or after the date you attain (i) age 65 or (ii) age 62 with 15 or more years of service, the Standard Performance Terms applicable to the entire Performance Period will continue to apply to determine the number of Performance Shares, except that the number of Performance Shares you receive at the end of the Performance Period will be prorated based on the ratio of the number of days you were employed during the Performance Period to the total number of days in the Performance Period. If you are involuntarily terminated by the Company, its Affiliate or its Subsidiary, you will not be considered to have “retired” for purposes of this Section 2(b), regardless of whether your termination occurs on or after the date you attained (i) age 65 or (ii) age 62 with 15 or more years of service, unless the Committee determines otherwise, in its sole discretion.

(c) Other Termination of Employment. Except as set forth in Section 2(a) or (b), if you voluntarily terminate employment or if you are involuntarily terminated by the Company, its Affiliate or its Subsidiary before the end of the Performance Period, your Initial Performance Shares will be forfeited immediately.

3. Change of Control. In the event of a Change of Control in which the Company is the surviving entity or in which the Company’s successor assumes the Company’s obligations under this Agreement, or if the Performance Shares are otherwise equitably converted or substituted, and if your employment is subsequently terminated within two (2) years following the date of such Change of Control (and before the end of the Performance Period) either (a) by the Company for any reason other than Cause or (b) by you for Good Reason (as the terms “Cause” and “Good Reason” are defined in the Company’s applicable Change of Control Plan Document, the provisions of which are incorporated herein by reference), then your Initial Performance Shares will be deemed to have been earned as of the date of termination and paid out on a pro rata basis as follows:

The number of Performance Shares you receive will equal the product of the number of your Initial Performance Shares multiplied by the ratio of the number of days you were employed during the Performance Period to the total number of days in the Performance Period.

In the event of a Change of Control in which the Company’s successor does not assume the Company’s obligations under this Agreement, or the Performance Shares are not otherwise equitably converted or substituted, your Initial Performance Shares will be deemed to have been earned as of the effective date of the Change of Control and paid out on a pro rata basis as follows:

The number of Performance Shares you receive will equal the product of the number of your Initial Performance Shares multiplied by the ratio of the number of days you were employed during the Performance Period to the total number of days in the Performance Period.

4. Nontransferability of Awards. Except as provided in Section 5 or as otherwise permitted by the Committee, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate any of your Performance Shares, and all rights with respect to your Performance Shares are exercisable during your lifetime only by you.

5. Beneficiary Designation. You may name any beneficiary or beneficiaries (who may be named contingently or successively) who may then exercise any right under this Agreement in the event of your death. Each beneficiary designation for such purpose will revoke all such prior designations. Beneficiary designations must be properly completed on a form prescribed by the Committee and must be filed with the Company during your lifetime. If you have not designated a beneficiary, your rights under this Agreement will pass to and may be exercised by your estate.

6. Tax Withholding. The Company will withhold from any payment made under this Agreement or any other amounts payable to you by the Company an amount sufficient to satisfy the minimum statutory Federal, state, and local tax withholding requirements relating to such payment.

7. Adjustments. In accordance with Section 4.4 of the Plan, the Committee will make appropriate adjustments in the terms and conditions of your Performance Shares in recognition of a corporate event or transaction affecting the Company (such as a common stock dividend, common stock split, recapitalization, payment of an extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to stockholders other than ordinary cash dividends, exchange of shares, or other similar corporate change), to prevent unintended dilution or enlargement of the potential benefits of your Performance Shares. The Committee’s determinations pursuant to this Section 7 will be conclusive.

8. Timing and Form of Payment.

(a) This Agreement is intended to comply with Code Section 409A and shall be interpreted accordingly. If Shares are to be paid to you, you will receive evidence of ownership of those Shares.

(b) If payment is due and payable under the Standard Performance Terms or under Section 2(b), payment will be made in Shares in 2016 as soon as administratively practicable following the date the Committee certifies the Revenue Growth and Income Growth, and the number of Performance Shares payable based on the applicable pre-established target, minimum threshold and maximum threshold annual growth rate percentages.

(c) If payment is due and payable under Section 3, it will be made in Shares six (6) months and one day after your “separation from service” under Code Section 409A.

9. Dividend Equivalents. The Initial Performance Shares will be credited with dividend equivalents equal to the amount of cash dividend payments that would have otherwise been paid if the shares of the Company’s common stock represented by the Initial Performance Shares (including deemed reinvested additional shares attributable to the Initial Performance Shares pursuant to this paragraph) were actually outstanding (the “Dividend Equivalents”). These Dividend Equivalents will be deemed to be reinvested in additional shares of the Company’s common stock determined by dividing the deemed cash dividend amount by the Fair Market Value of a share of the Company’s common stock on the applicable dividend payment date. Such credited amounts will be added to the Initial Performance Shares and will vest or be forfeited in accordance with Section 2 or 3, as applicable, based on the vesting or forfeiture of the Initial Performance Shares to which they are attributable. In addition, the Initial Performance Shares will be credited with any dividends or distributions that are paid in shares of the Company’s common stock represented by the Initial Performance Shares and will otherwise be adjusted by the Committee for other capital or corporate events as provided for in the Plan.

10. No Guarantee of Employment. This Agreement is not a contract of employment and it is not a guarantee of employment for life or any period of time. Nothing in this Agreement interferes with or limits in any way the right of the Company, its Affiliate or its Subsidiary to terminate your employment at any time. This Agreement does not give you any right to continue in the employ of the Company, its Affiliate or its Subsidiary.

11. Governing Law; Choice of Forum. This Agreement will be construed in accordance with and governed by the laws of the State of Georgia, the state in which the Company is incorporated, without giving effect to the principles of conflicts of law of that state. Any action to enforce this Agreement or any action otherwise regarding this Agreement must be brought in a court in the State of Georgia, to which jurisdiction the Company and you consent.

12. Miscellaneous. For purposes of this Agreement, “Committee” includes any direct or indirect delegate of the Committee (to the extent permitted by Code Section 162(m)), and, unless otherwise specified herein, the word “Section” refers to a Section in this Agreement. The Committee has absolute discretion to interpret and make determinations under this Agreement. Any determination or interpretation by the Committee pursuant to this Agreement will be final and conclusive. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan control. This Agreement and the Plan represent the entire agreement between you and the Company, and you and all Affiliates or Subsidiaries, regarding your Performance Shares. No promises, terms, or agreements of any kind regarding your Performance Shares that are not set forth, or referred to, in this Agreement or in the Plan are part of this Agreement. In the event any provision of this Agreement is held illegal or invalid, the rest of this Agreement will remain enforceable. If you are an Employee of an Affiliate or Subsidiary, your Performance Shares are being provided to you by the Company on behalf of that Affiliate or Subsidiary, and the value of your Performance Shares will be considered a compensation obligation of that Affiliate or Subsidiary. Your Performance Shares are not Shares and do not give you the rights of a holder of Shares. The issuance of Shares pursuant to your Performance Shares is subject to all applicable laws, rules and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required. No Shares will be issued if that issuance would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

13. Equity Recovery. If this Award and the Performance Shares or Shares you receive pursuant to this Agreement are subject to recovery under any law, government regulation or stock exchange listing requirement, the Award, the Performance Shares, and the Shares shall be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement) and the Committee, in its sole and exclusive discretion, may require that you reimburse the Company all or part of any payment or transfer related to this Award, the Performance Shares and the Shares.

14. Share Retention Policy. Any Shares you receive pursuant to this Agreement are subject to the TSYS Share Retention Policy for Senior Executives.

15. Amendments. The Committee has the exclusive right to amend this Agreement as long as the amendment does not adversely affect your 2013-2015 Performance Opportunity in any material way (without your written consent) and is otherwise consistent with the Plan. The Company will give written notice to you (or, in the event of your death, to your beneficiary or estate) of any amendment as promptly as practicable after its adoption.

16. Electronic Signature. Your acceptance and execution of this Agreement shall be made by electronic acknowledgement, and you agree that your electronic acknowledgment of this Agreement shall be considered the equivalent of your written signature.

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